UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2010

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor New York, NY (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 20, 2010, Genco Shipping & Trading Limited (“Genco”) executed a Secured Loan Agreement (the “Loan Agreement”) and other definitive documentation for a $253 million secured term loan facility.  Genco had previously announced the commitment letter for this facility in its preliminary prospectuses for its recently completed concurrent offerings of convertible notes and common stock.  BNP Paribas; Crédit Agricole Corporate and Investment Bank; DVB Bank SE; Deutsche Bank AG Filiale Deutschlandgeschäft, who is also acting as Security Agent and Bookrunner; and Skandinaviska Enskilda Banken AB (publ) are Lenders and Mandated Lead Arrangers under the facility.  Deutsche Bank Luxembourg S.A. is acting as Agent under the facility, and Deutsche Bank AG and all of the Lenders other than Deutsche Bank AG Filiale Deutschlandgeschäft are acting as Swap Providers under the facility.

Genco intends to use the facility to fund or refund to it a portion of the purchase price of the acquisition by subsidiaries of Genco of 13 vessels from affiliates of Setaf SAS, a subsidiary of Bourbon SA.  The facility is to be drawn down in 13 tranches in amounts based on the particular vessel being acquired, with one tranche per vessel. Availability of each tranche of the facility will be subject to the delivery of each vessel from the applicable affiliate of Setaf SAS and other conditions and documentation relating to the collateral securing the facility.  The facility has a final maturity date of five years from the date of the first drawdown under the facility (but in any case no later than August 14, 2015), and borrowings under the facility bear interest at LIBOR for an interest period of three or six months (as elected by Genco), plus a margin of 3.00% per annum.  A commitment fee is payable on the undrawn committed amount of the facility, which begins accruing on the date on which Genco entered into the Loan Agreement. Borrowings are to be repaid quarterly with outstanding principal amortized on a per tranche basis and any outstanding amount under the facility to be paid in full on the maturity date. Borrowings under the facility are secured by first priority mortgages on the 13 vessels in addition to security being provided over other related assets.  Thirteen of Genco’s subsidiaries, each of which owns or is to own one of the 13 vessels to be funded or refunded with the proceeds of the facility, are acting as guarantors under the facility.

The Loan Agreement requires Genco to comply with a number of covenants, including financial covenants related to leverage, consolidated net worth, liquidity and interest coverage and dividends; collateral maintenance requirements; requirements to deliver quarterly and annual financial statements; requirements to maintain adequate insurances; and other customary covenants.  The Loan Agreement includes usual and customary events of default and remedies for facilities of this nature.

The foregoing description of the new secured term loan facility and the related  Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On August 23 and 24, 2010, Genco took delivery of the Genco Provence, a 55,317 dwt Supramax vessel, and the Genco Bourgogne, a 57,981 dwt Supramax vessel, respectively.  Genco had agreed to buy the vessels under the terms of agreements that Genco entered into with Setaf SAS, certain of its subsidiaries, and its parent company, Bourbon SA.  The Genco Provence and the Genco Bourgogne are the eighth and ninth vessels, respectively, of 13 vessels to be acquired by Genco under such agreements.  An additional three vessels are to be delivered Genco under such agreements and immediately resold to Maritime Equity Partners, LLC, a company controlled by Genco’s Chairman, Peter C. Georgiopoulos, at Genco’s purchase price.

The Company paid a total purchase price of approximately $29.5 million for the Genco Provence, and approximately $35.7 million for the Genco Bourgogne, which the Company financed with available cash, including proceeds from its recently completed concurrent offerings of 5.00% Convertible Senior Notes due August 15, 2015 and common stock, as well as cash from operations.  Genco intends to use its $253 million secured term loan facility described in Item 1.01 above to refund $14 million associated with the purchase of the Genco Provence and $21.5 million associated with the purchase of the Genco Bourgogne for a total of $35.5 million.

Copies of the Company’s press releases announcing the delivery of these vessels to the Company are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Loan Agreement, dated as of August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (Publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE; Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (Publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (Publ), as Swap Providers; and Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner.

10.2	Form of Guarantee and Indemnity dated as of August 20, 2010.

99.1	Press Release dated August 23, 2010.

99.2	Press Release dated August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: August 24, 2010

/s/ Robert Gerald Buchanan
Robert Gerald Buchanan
President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan Agreement, dated as of August 20, 2010, by and among Genco Shipping & Trading Limited as Borrower; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken AB (Publ), as Lenders; Deutsche Bank Luxembourg S.A., as Agent; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE; Deutsche Bank AG Filiale Deutschlandgeschäft, and Skandinaviska Enskilda Banken Ab (Publ), as Mandated Lead Arrangers; BNP Paribas, Crédit Agricole Corporate and Investment Bank, DVB Bank SE, Deutsche Bank AG, and Skandinaviska Enskilda Banken AB (Publ), as Swap Providers; and Deutsche Bank AG Filiale Deutschlandgeschäft, as Security Agent and Bookrunner.

10.2	Form of Guarantee and Indemnity dated as of August 20, 2010.

99.1	Press Release dated August 23, 2010.

99.2	Press Release dated August 24, 2010.